Exhibit 10.7

EXECUTION VERSION

AMENDMENT NO. 2 TO SHARE REPURCHASE AGREEMENT

This AMENDMENT NO. 2 TO SHARE REPURCHASE AGREEMENT (this
“Amendment”), dated as of August 7, 2017 (the “Effective Date”), is made by and between Discovery Communications, Inc., a Delaware corporation (the “Company”), and Advance/Newhouse Programming Partnership, a New York general partnership (“ANPP”), to amend the terms and conditions of that certain Share Repurchase Agreement, dated as of May 22, 2014, between the Company and ANPP, as amended August 25, 2014 (as previously modified or supplemented, the “Original Agreement”).

R E C I T A L S:

WHEREAS, immediately prior to the Effective Date, ANPP, a stockholder of the Company, owned shares of the Company’s Series A Convertible Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), which represented all of the issued and outstanding shares of Series A Preferred Stock;

WHEREAS, immediately prior to the Effective Date, ANPP owned shares of the Company’s Series C Convertible Participating Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock,” and together with the Series A Preferred Stock, the “Old Preferred Stock”), which represented all of the issued and outstanding shares of Series C Preferred Stock;

WHEREAS, pursuant to the terms of the Preferred Share Exchange Agreement, dated as of July 30, 2017 (the “Exchange Agreement”), ANPP has agreed to transfer all of the shares of Old Preferred Stock to the Company in exchange for the issuance to ANPP of (i) shares of the Company’s Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”) and (ii) shares of the Company’s Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock,” and together with the Series A-1 Preferred Stock, the “New Preferred Stock”), on the terms and conditions set forth in the Exchange Agreement (the “Exchange”);

WHEREAS, pursuant to the terms and conditions of the Original Agreement, ANPP agreed to sell to the Company, and the Company agreed to purchase from ANPP, a portion of ANPP’s shares of Series C Preferred Stock from time to time;

WHEREAS, the Company desire to amend the Original Agreement pursuant to Section
6.5 thereof so that such agreement will apply to shares of Series C-1 Preferred Stock in lieu of Series C Preferred Stock.

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and of the mutual agreements set forth herein and in the Original Agreement, and other good, sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and do hereby agree as follows:

Section 1.    Amendments. The Original Agreement is hereby amended as follows:

(a)    The first recital of the Original Agreement shall be amended and restated as follows:

WHEREAS, Seller owns all shares of Series C-1 convertible participating preferred stock, par value $0.01 per share, of Buyer (the “Series C-1 Preferred Shares”).

(b)All references in the Original Agreement to “Series C Preferred Shares” shall be amended to refer instead to “Series C-1 Preferred Shares.”

(c)The reference in Section 6.12(c) of the Original Agreement to the “Series C Conversion Rate (as defined in the Restated Certificate of Incorporation of Buyer)” shall be amended to refer instead to the “Series C-1 Conversion Rate (as defined in the Certificate of Designation of the Series C-1 Preferred Stock, as amended from time to time).”

Section 2.    Effect of this Amendment. It is the intent of the parties that this Amendment constitutes an amendment of the Original Agreement as contemplated by Section
6.5 thereof. This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as expressly provided in this Amendment, the terms of the Original Agreement remain in full force and effect.

Section 3.      Counterparts. This Amendment may be executed in any number of counterparts, and each of such counterparts shall be for all purposes to be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 4.    Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 5.    Descriptive Headings. The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

DISCOVERY COMMUNICATIONS, INC.
By: /s/ Gunnar Wiedenfels
Name: Gunnar Wiedenfels
Title: Chief Financial Officer

ADVANCE/NEWHOUSE PROGRAMMING PARTNERSHIP

By: A/NPP Holdings LLC, as Managing Partner
By: /s/ Steven A. Miron
Name: Steven A. Miron
Title: Chief Executive Officer

[Signature Page to Amendment No. 2 to Share Repurchase Agreement]